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                                                                    EXHIBIT 10.2

                SECOND AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN



1) Section #1-J of the Plan is hereby amended as follows, effective as of January 1, 1998:

         "Offering Period" shall mean the three-month periods commencing January 1-March 31, April 1-June 30, July 1-September 30 and October 1-December 31 of each Plan Year as specified in Section 3(a) hereof or such other dates which are three months apart as determined by the Committee. Options shall be granted on the Date of Grant and Exercised as provided in Sections 3(a) and 4(a) thereof.

2)       Section 3(a) General Statement

         The Company shall offer Options under the Plan to all Eligible Employees in successive Three-month Offering Periods until the earlier of (i) the date when the number of shares of Stock available under the Plan have been sold or (ii) the date when the Plan is terminated. Dates of Grant shall include January 1-March 31, April 1-June 30, July 1-September 30 and October 1-December 31 of each Plan Year and/or such other dates as the Committee may from time to time determine. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the option pursuant to section 4(a) hereof. The Number of shares of Stock subject to each Option shall equal the payroll deduction authorized by each Participant in accordance with the subsection (b) hereof of the Option Period by the Option Price, except as provided in Section 4(a).


For:

By:

Title:          Trustee
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Executed:       /s/ Charles C. Frey
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Date:           12/08/98
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